UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013 (June 5, 2013)

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OK	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 5, 2013, the Board of Directors (the “Board”) of Devon Energy Corporation (the “Company”) elected Dave Hager as Chief Operating Officer of the Company. Mr. Hager, 56, previously held the position of Executive Vice President Exploration and Production since he joined the Company in March 2009. From 2007 until joining the Company, Mr. Hager served as a member of the Board. From 1999 to 2006, he was employed by Kerr-McGee Corp., serving in various capacities, including most recently as chief operating officer.

There are no arrangements or understandings between Mr. Hager and any other person pursuant to which Mr. Hager was appointed as Chief Operating Officer of the Company. Mr. Hager is not related to any director or executive officer of the Company, and there are no transactions or relationships between the Company and Mr. Hager that are reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Devon Energy Corporation news release dated June 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Carla D. Brockman
Carla D. Brockman
Vice President Corporate Governance and Secretary

Date: June 10, 2013